 Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281905

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 17, 2024)

18,200,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase 1,800,000 Class A Ordinary Shares

We are offering 18,200,000 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), and in lieu of Class A ordinary shares to certain investors that so choose, pre-funded warrants to purchase 1,800,000 Class A ordinary shares. The purchase price of each pre-funded warrant equals the price per share at which Class A ordinary shares are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant is $0.001 per share. We are also offering Class A ordinary shares that are issuable from time to time upon the exercise of the pre-funded warrants.

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on the Nasdaq Capital Market or other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZURA.” The last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market on February 24, 2026 was $6.69 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre- Funded Warrant	Total
Public Offering Price	$6.250	$6.249	$124,998,200
Underwriting Discounts and Commissions(1)	$0.375	$0.375	$7,500,000
Proceeds to Zura Bio Limited before expenses	$5.875	$5.874	$117,498,200

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-24 of this prospectus supplement for additional information regarding underwriter compensation.

Delivery of Class A ordinary shares and pre-funded warrants is expected to be made on or about February 26, 2026.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 3,000,000 Class A ordinary shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $8,625,000, and the total proceeds to us, before expenses, will be $135,123,200.

Joint Bookrunning Managers

Leerink Partners	Piper Sandler	Cantor

Lead Manager

Wedbush PacGrow

Prospectus Supplement dated February 24, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A ordinary shares and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, dated September 17, 2024, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our Class A ordinary shares and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our Class A ordinary shares and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A ordinary shares and pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Zura Bio,” “Company” and similar designations refer, collectively, to Zura Bio Limited, a Cayman Islands exempted company, and where specified, our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussion containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated herein and therein.

Any statements in this prospectus supplement, the accompanying prospectus or incorporated herein or therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements regarding:

●	our expectations regarding our product candidates and their related benefits, and our beliefs regarding competing product candidates and products both in development and approved, may not be achieved;

●	our vision and strategy may not be successful;

●	the timing of key events and initiation of our studies and release of clinical data may take longer than anticipated or may not be achieved at all;

●	expectations regarding the potential general acceptability and maintenance of our product candidates by regulatory authorities, payors, physicians, and patients may not be achieved;

●	we may be unable to attract and retain key personnel;

●	expectations with respect to our future operating expenses, capital requirements and needs for additional financing may not be achieved;

●	we have not completed any clinical trials, and have no products approved for commercial sale;

●	we have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

●	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;

●	we may be unable to renew existing contracts, enter into new contracts or may experience disputes or other challenges with respect to our vendors or other third parties;

●	we rely on third-party contract development manufacturing organizations for the manufacture of clinical materials;

●	we rely on contract research organizations, clinical trial sites, and other third parties to conduct our preclinical studies and clinical trials;

●	we may be unable to obtain regulatory approval for our product candidates, and there may be related restrictions or limitations of any approved products;

●	we may be unable to successfully respond to general economic and geopolitical conditions;

●	we may be unable to effectively manage growth;

●	we face competitive pressures from other companies worldwide;

●	we may be unable to adequately protect our intellectual property rights;

●	our intended use of proceeds from this offering; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and other subsequent filings we make with the SEC, including our Quarterly Reports on Form 10-Q.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement and under a similar heading in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are a clinical-stage, multi-asset biotechnology company developing novel and differentiated medicines to meaningfully improve the lives of patients with serious and debilitating autoimmune and inflammatory diseases. Leveraging the extensive experience of our team, we focus on harnessing dual-pathway biology within a single therapeutic agent to provide the potential for broader and deeper clinical benefits to patients suffering from complex diseases. We are currently advancing our lead product candidate, tibulizumab, in two ongoing global Phase 2 clinical trials and are actively evaluating additional development opportunities across our pipeline of clinical-stage product candidates, with a focus on indications with unmet need and potential for meaningful clinical and commercial impact. Our lead product candidate, tibulizumab (ZB-106), is an immunoglobulin G-single-chain variable fragment bispecific dual-antagonist antibody engineered by the fusion of TALTZ® (ixekizumab) and tabalumab to neutralize interleukin-17A (IL-17A) and B-cell activating factor (BAFF). Tibulizumab (ZB-106), is being evaluated in two Phase 2 clinical studies in adults: TibuSHIELD, a study in hidradenitis suppurativa (HS), and TibuSURE, a study in systemic sclerosis (SSc). Additional product candidates crebankitug (ZB-168) and torudokimab (ZB-880) have completed Phase 1/1b studies and are being evaluated for their potential across a range of autoimmune, inflammatory and other conditions.

Recent Developments

Certain Preliminary Financial Information (Unaudited)

As of December 31, 2025, we estimate that we had approximately $109.4 million in cash and cash equivalents. This estimate of our cash and cash equivalents balance is preliminary and subject to completion of our financial closing procedures, including the completion of management’s reviews, and the audit of our consolidated financial statements. Accordingly, the unaudited preliminary cash and cash equivalents balance set forth above reflects our preliminary estimate with respect to such information, based on information currently available to management, and may vary from our actual financial position as of December 31, 2025. Further, this preliminary estimate is not a comprehensive statement or estimate of our financial results or financial condition as of December 31, 2025.

The unaudited preliminary cash and cash equivalents balance included in this prospectus supplement has been prepared by, and is the responsibility of, our management. WithumSmith+Brown, PC has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, WithumSmith+Brown, PC does not express an opinion or any other form of assurance with respect thereto.

It is possible that we may identify items that require us to make adjustments to the financial information set forth above. This preliminary estimate should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States and it is not necessarily indicative of the balance to be achieved in any future period. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of December 31, 2025. Our audited consolidated financial statements for the year ended December 31, 2025 are scheduled to be completed subsequent to the completion of this offering. Accordingly, you should not place undue reliance on this preliminary estimate.

Corporate Information

We are a Cayman Islands exempted company, formerly known as JATT Acquisition Corp, incorporated under the laws of the Cayman Islands on March 10, 2021. Our principal executive offices are located at 1489 W. Warm Springs Rd. #110, Henderson, NV. Our telephone number is (702) 825-9872. Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZURA.”

Our internet website address is www.zurabio.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

“Zura Bio”, the Zura Bio logo and our other trademarks or service marks appearing in this prospectus supplement or incorporated herein by reference are our property. This prospectus supplement and the information incorporated herein by reference may contain additional trade names, trademarks and service marks of others, which are the property of their respective owners.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until December 31, 2026 or until we are no longer an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our Class A ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of June 30th of such fiscal year, or (2) our annual revenues did not equal or exceed $100.0 million during the most recently completed fiscal year for which auditing financial statements are available and the market value of our Class A ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of June 30th of such fiscal year. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Class A ordinary shares offered by Zura Bio	18,200,000 Class A ordinary shares

Pre-funded warrants offered by Zura Bio	We are also offering, in lieu of Class A ordinary shares to certain investors that so choose, pre-funded warrants to purchase 1,800,000 Class A ordinary shares. The purchase price of each pre-funded warrant equals the price per share at which our Class A ordinary shares are being sold to the public in this offering, minus $0.001, which is the exercise price of each pre-funded warrant per share. The pre-funded warrants do not expire and each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See “Description of Securities We Are Offering—Pre-Funded Warrants” on page S-15 of this prospectus supplement. This prospectus supplement also relates to the offering of the Class A ordinary shares issuable upon exercise of the pre-funded warrants.

Class A ordinary shares to be outstanding after this offering	83,218,058 Class A ordinary shares (or 86,218,058 Class A ordinary shares if the underwriters exercise in full their option to purchase additional Class A ordinary shares) in each case assuming no exercise of any pre-funded warrants issued in this offering.

Option to purchase additional Class A ordinary shares	We have granted the underwriters an option to purchase up to an additional 3,000,000 Class A ordinary shares from us. The underwriters can exercise this option, in whole or in part, at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $117.0 million, or approximately $134.6 million if the underwriters exercise their option to purchase additional Class A ordinary shares from us in full. We will receive only nominal additional proceeds from any exercise of pre-funded warrants. We intend to use the net proceeds from this offering for working capital, advancing our pipeline, and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-8, page 6 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol	“ZURA”

The number of our Class A ordinary shares to be outstanding after this offering is based on 65,018,058 Class A ordinary shares outstanding as of September 30, 2025 and excludes:

●	16,819,399 Class A ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2025, at a weighted average exercise price of $2.38 per share;

●

3,715,535 Class A ordinary shares issuable upon the exercise of share options that we granted after September 30, 2025 and through the date of this prospectus supplement, at a weighted average exercise price of $6.22 per share;

●	583,282 Class A ordinary shares issuable upon the vesting or other settlement of restricted share units outstanding as of September 30, 2025;

●	27,495,396 Class A ordinary shares issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025 at an exercise price of $0.001 per share;

●

374,971 Class A ordinary shares reserved for future issuance under our 2023 Equity Incentive Plan and  2023 Employee Share Purchase Plan as of September 30, 2025, as well as any automatic increases in the number of Class A ordinary shares reserved for future issuance under these plans; and

●	8,657,402 Class A ordinary shares issued to Athanor Capital after September 30, 2025 pursuant to that certain letter agreement dated December 29, 2025.

In addition, as of the date of this prospectus supplement, under our “at the market offering” program (“ATM Program”) with Leerink Partners LLC pursuant to a Sales Agreement dated September 3, 2024, we may issue and sell Class A ordinary shares having an aggregate offering price of up to approximately $114.0 million from time to time, in such amounts as we may determine, subject to certain limitations contained therein and under applicable securities laws.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement, as applicable, of the outstanding options, restricted share units and pre-funded warrants described above, no exercise by the underwriters of their option to purchase additional Class A ordinary shares and no exercise of pre-funded warrants offered and sold in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. The risk factors included in this prospectus supplement update the corresponding risk factors incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K. If any of the following risks or any of the risks incorporated herein by reference actually occur, our business, financial condition, results of operations and prospects could suffer materially. In such event, the trading price of our Class A ordinary shares could decline and you might lose all or part of your investment.

Risks Related to This Offering

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily for working capital, advancing our pipeline, and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States or foreign government agencies. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these net proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these net proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our Class A ordinary shares.

The pre-funded warrants are not listed on any exchange, and we do not intend to list the pre-funded warrants on any exchange. There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of these pre-funded warrants will be limited. See “Description of Securities We Are Offering—Pre-Funded Warrants.”

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant has an exercise price of $0.001 per share. Each pre-funded warrant will be exercisable until it is fully exercised by means of payment of this nominal purchase price. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of pre-funded warrants purchased in this offering will not have the same rights as Class A ordinary shareholders until such holders exercise their pre-funded warrants and acquire our Class A ordinary shares.

Until holders of the pre-funded warrants acquire Class A ordinary shares upon exercise of such pre-funded warrants, the holders will have no rights with respect to our Class A ordinary shares underlying such pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants, the holders will be entitled to acquire Class A ordinary shares and exercise the same rights as a Class A ordinary shareholder on matters for which the record date occurs on or after the holder thereof has acquired the Class A ordinary shares.

Significant holders or beneficial owners of our Class A ordinary shares may not be permitted to exercise pre-funded warrants that they hold.

Holders of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of Class A ordinary shares beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of our Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. See “Description of Securities We Are Offering—Pre-Funded Warrants.” As a result, you may not be able to exercise your pre-funded warrants for our Class A ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

If you purchase Class A ordinary shares in this offering, you will suffer immediate and substantial dilution in the book value of your Class A ordinary shares.

The offering price per Class A ordinary share and per pre-funded warrant in this offering each exceeds the net tangible book value per share of our Class A ordinary shares outstanding prior to this offering. As a result, if you purchase our Class A ordinary shares in this offering, you will experience immediate dilution of $3.54 per share, based on the public offering price of $6.25 per share and $6.249 per pre-funded warrant, and our net tangible book value per share as of September 30, 2025. The exercise or vesting and settlement, as applicable, of outstanding share options, restricted share units or pre-funded warrants may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings or the issuance of equity as consideration for complementary businesses or assets we may acquire, and the perception that any such offerings or issuances could occur may depress our share price and our ability to raise funds in any new offering.

In order to raise additional capital, we may in the future offer additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares. We cannot assure you that we will be able to sell Class A ordinary shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing Class A ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares in future transactions may be higher or lower than the price per share in this offering. We also may issue additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares as consideration for acquisitions of businesses or products, strategic alliances or joint ventures with third parties that we believe will complement or augment our existing business, which may result in significant dilution to our shareholders, including the investors in this offering.

We do not currently intend to pay dividends on our Class A ordinary shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our Class A ordinary shares.

We have never declared or paid any cash dividends on our Class A ordinary shares, and you should not rely on an investment in our Class A ordinary shares to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our Class A ordinary shares will be your sole source of gain for the foreseeable future.

An active trading market for our Class A ordinary shares may not be sustained following this offering.

Although our Class A ordinary shares are listed on the Nasdaq Capital Market, an active trading market for our Class A ordinary shares may not be sustained. If an active market for our Class A ordinary shares does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or to sell your shares at all. Any inactive trading market for our Class A ordinary shares may also impair our ability to raise capital to continue to fund our operations by selling Class A ordinary shares and may impair our ability to acquire other companies or technologies by using our Class A ordinary shares as consideration.

We believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2025 and may be a PFIC in the current or subsequent taxable years, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Class A ordinary shares and pre-funded warrants.

If the Company is treated as a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for any taxable year (or portion thereof) during which a U.S. Holder (as defined below under “Taxation — Material U.S. Federal Income Tax Consequences to U.S. Holders”) holds our Class A ordinary shares or pre-funded warrants (regardless of whether the Company remains a PFIC for subsequent taxable years), certain adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, and interest charges on certain taxes treated as deferred, may apply to such U.S. Holder and such U.S. Holder might be subject to additional reporting requirements. Under certain circumstances, as further described under “Material U.S. Federal Income Tax Consequences to U.S. Holders — Passive Foreign Investment Company Rules,” certain elections may be available to U.S. Holders of Class A ordinary shares or pre-funded warrants to mitigate some of the adverse tax consequences resulting from PFIC treatment.

Based on the nature of our activities and the composition of our income and assets, we believe we were a PFIC for the taxable year ended December 31, 2025. Additionally, the Company may be a PFIC in the current taxable year or in any subsequent taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our Class A ordinary shares from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering. Our U.S. counsel expresses no opinion with respect to our PFIC status.

If we are treated as a PFIC, U.S. Holders may be subject to certain adverse U.S. federal income tax consequences, including additional reporting requirements. See the discussion under “Material U.S. Federal Income Tax Consequences to U.S. Holders — Passive Foreign Investment Company Rules” for a more detailed discussion of the PFIC rules. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their particular circumstances, including the availability and advisability of any elections that may be available to mitigate the adverse tax consequences of PFIC status.

The U.S. federal income tax characterization of the pre-funded warrants is uncertain, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Although we expect to treat the pre-funded warrants as Class A ordinary shares for U.S. federal income tax purposes, this position is not binding on the U.S. Internal Revenue Service (the “IRS”), and the IRS may treat the pre-funded warrants as warrants to acquire our Class A ordinary shares. If the pre-funded warrants are treated as warrants rather than Class A ordinary shares, the amount, timing and character of income, gain or loss recognized with respect to the pre-funded warrants could differ materially from the treatment described in this prospectus supplement, including with respect to the availability of certain elections to mitigate the adverse consequences of PFIC status. In addition, if the Company is treated as a PFIC, a mark-to-market election is not expected to be available with respect to the pre-funded warrants, and it is not entirely clear whether a QEF Election can be made with respect to the pre-funded warrants. U.S. Holders should consult their own tax advisors regarding the proper characterization of the pre-funded warrants and the tax consequences of an investment in the pre-funded warrants in light of their particular circumstances. See “Material U.S. Federal Income Tax Consequences to U.S. Holders — Characterization of the Pre-Funded Warrants for U.S. Federal Income Tax Purposes.”

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of our Class A ordinary shares in this offering will be approximately $117.0 million, or approximately $134.6 million if the underwriters exercise in full their option to purchase up to 3,000,000 additional Class A ordinary shares, based on the public offering price of $6.25 per share and $6.249 per pre-funded warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive only nominal additional proceeds from any exercise of pre-funded warrants.

We intend to use the net proceeds from this offering for working capital, advancing our pipeline, and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any partnerships that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States or foreign government agencies. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

Based on the planned use of proceeds described above, we believe that the net proceeds from this offering and our current cash and cash equivalents will be sufficient to enable us to fund our operating expenses and capital expenditure requirements through . We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

DIVIDEND POLICY

We have never declared or paid any dividends on our Class A ordinary shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination to declare or pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of our operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you invest in our Class A ordinary shares or pre-funded warrants in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per Class A ordinary share or pre-funded warrant that you will pay in this offering and the as adjusted net tangible book value per Class A ordinary share after this offering. Our historical net tangible book value as of September 30, 2025 was $108.2 million, or $1.66 per Class A ordinary share. Historical net tangible book value per Class A ordinary share represents the amount of our total tangible assets less total liabilities, divided by the number of Class A ordinary shares outstanding on September 30, 2025.

After giving effect to our issuance and sale of 18,200,000 Class A ordinary shares and pre-funded warrants to purchase 1,800,000 Class A ordinary shares in this offering at the public offering price of $6.25 per share or $6.249 per pre-funded warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (but not giving effect to the exercise of any pre-funded warrants), our as adjusted net tangible book value as of September 30, 2025 would have been $225.2 million, or $2.71 per share. This represents an immediate increase in as adjusted net tangible book value per share of $1.05 to existing shareholders and immediate dilution of $3.54 in as adjusted net tangible book value per share to new investors purchasing Class A ordinary shares in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing Class A ordinary shares and pre-funded warrants in this offering without giving effect to the option to purchase additional Class A ordinary shares granted to the underwriters:

Public offering price per Class A ordinary share		$6.25
Net tangible book value per share as of September 30, 2025	$1.66
Increase in net tangible book value per share attributable to investors purchasing our Class A ordinary shares and pre-funded warrants in this offering	1.05
As adjusted net tangible book value per share after this offering		2.71
Dilution per share to new investors		$3.54

If the underwriters exercise their option to purchase 3,000,000 additional Class A ordinary shares in full at the public offering price of $6.25 per share, the as adjusted net tangible book value will increase to $2.82 per share, representing an immediate increase to existing shareholders of $1.16 per share and an immediate dilution of $3.43 per share to new investors.

The number of our Class A ordinary shares to be outstanding after this offering is based on 65,018,058 Class A ordinary shares outstanding as of September 30, 2025 and excludes:

●	16,819,399 Class A ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2025, at a weighted average exercise price of $2.38 per share;

●

3,715,535 Class A ordinary shares issuable upon the exercise of share options that we granted after September 30, 2025 and through the date of this prospectus supplement, at a weighted average exercise price of $6.22 per share;

●	583,282 Class A ordinary shares issuable upon the vesting or other settlement of restricted share units outstanding as of September 30, 2025;

●	27,495,396 Class A ordinary shares issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025 at an exercise price of $0.001 per share;

●

374,971 Class A ordinary shares reserved for future issuance under our 2023 Equity Incentive Plan and 2023 Employee Share Purchase Plan as of September 30, 2025, as well as any automatic increases in the number of Class A ordinary shares reserved for future issuance under these plans; and

●	8,657,402 Class A ordinary shares issued to Athanor Capital after September 30, 2025 pursuant to that certain letter agreement dated December 29, 2025.

New investors will experience further dilution if any of our outstanding options, restricted share units or pre-funded warrants are exercised or vest and settle, as applicable, or new options or restricted share units are issued and exercised or vest and settle, as applicable, under our equity incentive plans. In addition, we may choose to raise additional capital, including through our ATM Program, due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders. We also may issue additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares as consideration for acquisitions of businesses or products, strategic alliances or joint ventures with third parties that we believe will complement or augment our existing business, which may result in significant dilution to our shareholders, including the investors in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

We are offering Class A ordinary shares in this offering. See “Description of Shares” in the accompanying prospectus for more information regarding our Class A ordinary shares. Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZURA.”

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the pre-funded warrants. The form of pre-funded warrants will be provided to the pre-funded warrant purchasers in this offering and will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. The following summary is subject in all respects to the provisions contained in the pre-funded warrants. Pre-funded warrants will be issued in certificated form only.

Duration and Exercise Price

Each pre-funded warrant entitles the holder thereof to purchase Class A ordinary shares at an exercise price equal to $0.001 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of Class A ordinary shares issuable upon exercise of each pre-funded warrant is subject to appropriate adjustment in the event of certain dividends, share splits, share consolidations, reorganizations or similar events affecting our Class A ordinary shares and the exercise price. The pre-funded warrants do not expire.

Exercisability

The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of Class A ordinary shares for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in Class A ordinary shares determined according to the formula set forth in the pre-funded warrant. Upon a holder’s exercise of the pre-funded warrant, we will issue the Class A ordinary shares to which the holder is entitled pursuant to such exercise within two trading days after the exercise date. If we do not issue the warrant shares within such time period, and the holder is required to purchase Class A ordinary shares to deliver in satisfaction of a sale by the holder of the warrant shares, we will pay the holder the amount, if any, by which the holder’s purchase price (including brokerage commissions, if any) for the Class A ordinary shares so purchased exceeds the price at which the sell order giving rise to such purchase obligation was executed, or in the alternative and at the option of the holder, either reinstate the exercised portion of the warrant (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of Class A ordinary shares that were required to be issued. A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of our Class A ordinary shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of Class A ordinary shares would be aggregated with the holder for purposes of Section 13(d) or Section 16 of the Exchange Act) to exceed 9.99% of the total number of then issued and outstanding Class A ordinary shares, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us.

Fundamental Transaction

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A ordinary shares, then the pre-funded warrant will be deemed to have been fully exercised immediately prior to the consummation of the fundamental transaction, without regard to any limitations on exercise.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system. We will initially serve as the warrant agent under the pre-funded warrants.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of Class A ordinary shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Class A ordinary shares, including any voting rights, until they exercise their pre-funded warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership and disposition of our Class A ordinary shares and pre-funded warrants sold pursuant to this offering. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire our Class A ordinary shares or pre-funded warrants. The effects of any applicable state, local, or non-U.S. laws, and U.S. federal non-income tax laws, such as estate and gift tax laws, are not discussed. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could alter the tax consequences of the ownership and disposition of our Class A ordinary shares or pre-funded warrants described below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our Class A ordinary shares or pre-funded warrants, or that such a position would not be sustained by a court.

This discussion is limited to U.S. Holders that hold our Class A ordinary shares or pre-funded warrants as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, or the alternative minimum tax provisions of the Code. In addition, this following discussion does not address all U.S. federal income tax consequences relevant to U.S. Holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons holding our Class A ordinary shares or pre-funded warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers, or traders in securities, commodities, or currencies;

●	S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	pension plans;

●	tax-exempt organizations or governmental organizations;

●	individual retirement accounts or other tax deferred accounts;

●	persons who acquired our Class A ordinary shares or pre-funded warrants in connection with employee share incentive plans, pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons that own or are deemed to own 10% or more of our ordinary shares by vote or value;

●	persons that own Founder Shares or FPA Shares (as described in our Annual Report on Form 10-K);

●	persons holding our Class A ordinary shares or pre-funded warrants in connection with a trade or business, permanent establishment or fixed base outside the United States;

●	persons deemed to sell our Class A ordinary shares or pre-funded warrants under the constructive sale provisions of the Code; or

●	persons that are not U.S. Holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A ordinary shares or pre-funded warrants, the U.S. federal income tax treatment of a partner in such partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Class A ordinary shares or pre-funded warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A ORDINARY SHARES AND PRE-FUNDED WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A ordinary shares or pre-funded warrants that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Characterization of the Pre-Funded Warrants for U.S. Federal Income Tax Purposes

Although the characterization of our pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as our Class A ordinary shares for U.S. federal income tax purposes. Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as our Class A ordinary shares. However, some portions of the below discussion refer to potential consequences associated with the purchase, ownership and disposition of the pre-funded warrants independent of their potential characterization as Class A ordinary shares.

Our position with respect to the U.S. federal income tax characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our Class A ordinary shares and, if so, the amount, timing and character of a U.S. Holder’s gain with respect to an investment in our pre-funded warrants, as well as certain other aspects of the tax treatment of Class A ordinary shares described below, could change. Accordingly, each holder should consult their own tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to such holder of an investment in the pre-funded warrants based on their own particular facts and circumstances.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares or Pre-Funded Warrants

The discussion in this section is subject to the discussion below under “Passive Foreign Investment Company Rules”.

As discussed in the prospectus under “Description of Shares—Dividends,” we have not paid any cash dividends on our shares to date and do not expect to pay cash dividends in the foreseeable future. In the event we do make distributions of cash or property, the gross amount of any such distribution to U.S. Holders with respect to our Class A ordinary shares or pre-funded warrants will be included in such holders’ gross income as dividend income when actually or constructively received to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s tax basis in the Class A ordinary shares or pre-funded warrants, and any remaining excess will be treated as gain realized on the sale or other disposition of the Class A ordinary shares or pre-funded warrants and will be taxed as described below under the heading “Sale or Other Taxable Disposition of Our Class A Ordinary Shares or Pre-Funded Warrants.” We cannot provide any assurance that we will maintain or provide earnings and profits determinations in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions may be reported as dividend income for such purposes. Dividends we pay will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

Subject to certain limitations, dividends paid by qualified foreign corporations to certain non-corporate U.S. Holders may be taxable at preferential tax rates. A non-U.S. corporation is generally treated as a qualified foreign corporation with respect to dividends paid on shares that are readily tradable on a securities market in the United States, such as the Nasdaq Capital Market on which our Class A ordinary shares are listed, and we are not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year, and provided certain holding periods are met. There can be no assurance that our ordinary shares are, or will continue to be, readily tradable on an established securities exchange or that we will not be treated as a PFIC at the relevant times. Consequently, there can be no assurance that dividends paid on our Class A ordinary shares or pre-funded warrants will be afforded the reduced tax rates. Because we believe we were a PFIC for the taxable year ended December 31, 2025 and may be a PFIC in the current or subsequent taxable years, dividends paid on our Class A ordinary shares or pre-funded warrants are generally not expected to qualify for the reduced tax rate applicable to qualified dividend income for so long as we are treated as a PFIC. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.

Our dividends generally will constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the Class A ordinary shares or pre-funded warrants may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or, at such U.S. Holder’s election, may be claimed as a deduction for U.S. federal income tax purposes. An election to deduct foreign taxes instead of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year. The limitation on foreign taxes eligible for a credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the Class A ordinary shares or pre-funded warrants generally will constitute “passive category income” or “general category income.” The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances, there are significant and complex limits on a U.S. Holder’s ability to claim foreign tax credits, and U.S. Treasury regulations may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in light of their particular circumstances.

Sale or Other Taxable Disposition of Our Class A Ordinary Shares or Pre-Funded Warrants

The discussion in this section is subject to the discussion below under “Passive Foreign Investment Company Rules”.

A U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of our Class A ordinary shares or pre-funded warrants equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Class A ordinary shares or pre-funded warrants, in each case as calculated in U.S. dollars. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder held the Class A ordinary shares or pre-funded warrants for more than one year at the time of the disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are taxed at reduced rates under current law. The deductibility of capital losses is subject to limitations. Any such gain or loss a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of our Class A ordinary shares or pre-funded warrants purchased in this offering could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. U.S. Holders are urged to consult with their tax advisors regarding the treatment of our Class A ordinary shares or pre-funded warrants if we were characterized as a PFIC.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

●	at least 75% of its gross income for such taxable year is passive income, or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person. Based on the nature of our activities and the composition of our income and assets, we believe we were a PFIC for the taxable year ended December 31, 2025. Additionally, we may be a PFIC in the current taxable year and in subsequent taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our Class A ordinary shares from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering. Our U.S. counsel expresses no opinion with respect to our PFIC status.

If we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns our Class A ordinary shares or pre-funded warrants, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our Class A ordinary shares or pre-funded warrants, regardless of whether we continue to meet the tests described above unless (1) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (2) the U.S. Holder makes a QEF Election (as defined below) with respect to all taxable years in which we are a PFIC during the U.S. Holder’s holding period or makes a purging election to cause a deemed sale of our Class A ordinary shares or pre-funded warrants at their fair market value in conjunction with a QEF Election. If a deemed sale election is made, the U.S. Holder will be deemed to have sold our Class A ordinary shares or pre-funded warrants it holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the Class A ordinary shares or pre-funded warrants with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” it receives from us or any gain from an actual sale or other disposition of our Class A ordinary shares or pre-funded warrants. If we are treated as a PFIC with respect to a U.S. Holder, and subsequently cease to be a PFIC, such U.S. Holder should consult its tax advisors as to the possibility and consequences of making a deemed sale election.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares or pre-funded warrants, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain recognized from a sale or other disposition (including a pledge) of our Class A ordinary shares or pre-funded warrants, unless such holder makes a QEF Election or a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the Class A ordinary shares or pre-funded warrants will be treated as an excess distribution. Under these special tax rules, if a U.S. Holder receives any excess distribution or realizes any gain from a sale or other disposition of the Class A ordinary shares or pre-funded warrants:

●	the excess distribution or gain will be allocated ratably over such holder’s holding period for our Class A ordinary shares or pre-funded warrants,

●	the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, will be taxed as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other taxable disposition of our Class A ordinary shares or pre-funded warrants cannot be treated as capital gains.

If we are a PFIC, a U.S. Holder generally will be subject to similar rules with respect to distributions we receive from, and our dispositions of the shares of, any of our direct or indirect subsidiaries or any other entities in which we hold equity interests that also are PFICs, or lower-tier PFICs, as if such U.S. Holder held its proportionate share of such lower-tier PFICs directly. We will endeavor, upon written request by a U.S. Holder, to cause any lower-tier PFIC to provide or make available to such U.S. Holder such information as the IRS may require to make or maintain a QEF Election (described below) with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to lower-tier PFICs.

Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment of our Class A ordinary shares). U.S. Holders can avoid the interest charge on excess distributions or gain relating to our Class A ordinary shares by making a mark-to-market election with respect to the Class A ordinary shares, provided that the Class A ordinary shares are “marketable stock.” Our Class A ordinary shares will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the Class A ordinary shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as one of their principal purposes meeting this requirement will be disregarded. Our Class A ordinary shares are currently listed on the Nasdaq Capital Market, which is a qualified exchange for these purposes. Consequently, if our Class A ordinary shares remain listed on Nasdaq Capital Market and are “regularly traded”, the mark-to-market election may be available to U.S. Holders. However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves marketable stock. In addition, our pre-funded warrants are not expected to be treated as “regularly traded”; accordingly, the mark-to-market election is not expected to be available with respect to our pre-funded warrants. As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our Class A ordinary shares, the U.S. Holder may continue to be subject to the rules described above with respect to any “excess distribution” in respect of its ownership of pre-funded warrants and its indirect interest in any direct or indirect subsidiaries or any other entities that are lower-tier PFICs for U.S. federal income tax purposes. A U.S. Holder that is eligible to make a mark-to-market with respect to such Holder’s Class A ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to our Class A ordinary shares, as well as the impact of such election on interests in any lower-tier PFICs.

The adverse consequences of owning shares in a PFIC could also be mitigated if a U.S. Holder makes a valid “qualified electing fund” election (“QEF Election”), which, among other things, would require a U.S. Holder to include currently in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. If we determine that we are a PFIC for a taxable year, upon written request by a U.S. Holder, we will endeavor to provide or make available to the requesting U.S. Holder such information as the IRS may require to enable such U.S. Holder to make and maintain a QEF Election with respect to our Class A ordinary shares or pre-funded warrants, including the PFIC Annual Information Statement for the tax year, which may include a statement that we permitted such U.S. Holder to examine our books of account, records, and other documents to calculate the amounts of the our ordinary earnings and the net capital gain according to U.S. federal income tax accounting principles and to calculate such U.S. Holder’s pro rata shares of our ordinary earnings and net capital gain. However, there is no assurance that we will have timely knowledge of our status as a PFIC or that the required information will be provided. In addition, it is not entirely clear whether a QEF Election can be made with respect to the pre-funded warrants.

The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF Election by attaching a completed IRS Form 8621, including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF Elections generally may be made only in very limited circumstances or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF Election under their particular circumstances.

If a U.S. Holder has made a QEF Election with respect to our Class A ordinary shares or pre-funded warrants, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF Election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares or pre-funded warrants generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares or pre-funded warrants that has made a QEF Election will be currently taxed on its pro rata share of our net capital gain (generally as long-term capital gain) and other earnings and profits (generally as ordinary income), whether or not distributed for such year. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which the U.S. Holder has made a valid QEF Election will be increased by amounts that are included in income. and decreased by amounts distributed but not taxed as dividends, under the above rules.

If we are considered a PFIC, U.S. Holders may also be subject to annual information reporting requirements. A U.S. Holder’s failure to file the annual report may result in substantial penalties and extend the statute of limitations with respect to the U.S. Holder’s federal income tax return. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them with respect to any taxable year in which we are a PFIC.

U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the ownership and disposition of our Class A ordinary shares or pre-funded warrants and the potential availability of a mark-to-market or QEF election.

Exercise of Pre-Funded Warrants

A U.S. Holder generally will not recognize gain or loss (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant. Upon exercise, the holding period of a pre-funded warrant should carry over to the Class A Ordinary Share received. Similarly, the tax basis of the pre-funded warrant should carry over to the Class A Ordinary Share received upon exercise, increased by the exercise price.

In certain circumstances, the pre-funded warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, resulting in the recognition of gain or loss. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a pre-funded warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A ordinary shares received upon exercise and the implications of the PFIC rules with respect to a cashless exercise.

Constructive Dividends on Pre-Funded Warrants

A holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or to the number of Class A ordinary shares issuable upon exercise of the pre-funded warrant. Any such constructive dividend will be treated as described above under “Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares or Pre-Funded Warrants,” whether or not there is an actual distribution of cash or other property. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares or pre-funded warrants and proceeds from the sale, exchange, or other taxable disposition of our Class A ordinary shares or pre-funded warrants may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder generally will be subject to backup withholding if such holder is not a corporation or otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily such individual’s social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our Class A ordinary shares or pre-funded warrants) are required to report information relating to such assets, subject to certain exceptions (including an exception for our Class A ordinary shares or pre-funded warrants held in accounts maintained by certain U.S. financial institutions). Substantial penalties apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition, ownership, and disposition of our Class A ordinary shares or pre-funded warrants.

UNDERWRITING

Leerink Partners LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co. are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Class A ordinary shares and pre-funded warrants set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Leerink Partners LLC	7,280,000	720,000
Piper Sandler & Co.	5,278,000	522,000
Cantor Fitzgerald & Co.	4,550,000	450,000
Wedbush Securities Inc.	1,092,000	108,000
Total	18,200,000	1,800,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the securities sold under the underwriting agreement if any of the securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Class A ordinary shares and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Class A ordinary shares and pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of the Class A ordinary shares upon the exercise of the pre-funded warrants.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the securities to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.225 per share. After the initial offering of the securities, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the initial public offering price per Class A ordinary share, or per pre-funded warrant, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Class A ordinary shares.

			Total
	Per Share	Per Pre- Funded Warrant	Without Option	With Option
Public offering price	$6.250	$6.249	$124,998,200	$143,748,200
Underwriting discounts and commissions	$0.375	$0.375	$7,500,000	$8,625,000
Proceeds, before expenses, to us	$5.875	$5.874	$117,498,200	$135,123,200

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We also have agreed to reimburse the underwriters for up to $25,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 3,000,000 additional Class A ordinary shares at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed that, during the period commencing on and including the date of this prospectus supplement and continuing through and including the 90th day following the date of this prospectus supplement, we will not, directly or indirectly, without the prior written consent of Leerink Partners LLC and Piper Sandler & Co., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A ordinary shares or any securities convertible into or exercisable or exchangeable for Class A ordinary shares or file any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A ordinary shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A ordinary shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) the securities offered by this prospectus supplement; (B) any Class A ordinary shares issuable upon conversion of securities or the exchange and/or exercise (including by any net exercise or exercise by delivery of already owned Class A ordinary shares) of warrants, options or other rights or the conversion of a convertible security, or upon vesting and settlement of restricted share units, in effect or outstanding on the date of this prospectus supplement and referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein; (C) any Class A ordinary shares issued or options to purchase Class A ordinary shares or other securities under the Company's equity incentive plans, or Class A ordinary shares issuable upon the exercise of options or vesting of restricted share units or other securities, pursuant to any employee or director share option or benefits plan, share ownership plan or dividend reinvestment plan of the Company; (D) any Class A ordinary shares or securities convertible into or exchangeable for Class A ordinary shares as consideration for mergers, acquisitions, joint ventures, collaborations, licensing agreements, other business combinations or strategic alliances occurring after the date of this prospectus supplement which are not issued for capital raising purposes; (E) warrants issued upon the surrender and cancellation of outstanding Class A ordinary shares; (F) modification of any outstanding options, warrants of any rights to purchase or acquire Class A ordinary shares; or (G) the filing by the Company of any registration statement on Form S-8 or a successor form thereto.

Our executive officers and directors (the “lock-up signatories”) have agreed not to sell or transfer any shares or securities convertible into or exchangeable or exercisable for shares, for 90 days after the date of this prospectus supplement (the “Lock-Up Period”) without first obtaining the written consent of Leerink Partners LLC and Piper Sandler & Co. on behalf of the underwriters. Specifically, the lock-up signatories have agreed, with certain limited exceptions, not to directly or indirectly:

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares or any securities convertible into or exchangeable or exercisable for shares, whether now owned or hereafter acquired by the lock-up signatory or with respect to which the lock-up signatory has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act; or

(ii)

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the lock-up signatories may transfer Lock-Up Securities without the prior written consent of Leerink Partners LLC and Piper Sandler & Co., provided, in each case, that (1) in the cases of clauses (a)-(e) below, Leerink Partners LLC receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act (other than, in the case of a transfer or other disposition pursuant to clauses (i), (ii), (vi), and (vii), any Form 4 or Form 5 required to be filed under the Exchange Act if the lock-up signatory is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition), and (4) the lock-up signatory does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(a)	as a bona fide gift or gifts or charitable contribution(s) (including to one or more charitable trusts);

(b)

for estate planning purposes or to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory (for purposes of the lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(c)

as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its shareholders or former shareholders or to any wholly-owned subsidiary of such corporation;

(d)

to the lock-up signatory’s affiliates, the immediate family of the lock-up signatory or to any corporation, limited liability company, partnership, investment fund or other entity controlled or managed by the lock-up signatory and/or an immediate family member of the lock-up signatory ;

(e)	pursuant to a qualified domestic relations order or in connection with a divorce settlement, divorce decree, separation agreement or other order of a court or regulatory agency;

(f)	by will, other testamentary document or intestate succession upon the death of the lock-up signatory; or

(g)	to the Company in satisfaction of any tax withholding obligation.

Provided further, that, the restrictions shall not apply to (1) the transfer of the Lock-Up Securities to the Company in connection with the termination of the lock-up signatory’s services to the Company or the lock-up signatory’s failure to meet any vesting conditions set out upon issuance of such securities, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); (2) the exercise, settlement or exchange by the lock-up signatory of any option or warrant to acquire any ordinary shares or options to purchase ordinary shares, any restricted share unit or other equity awards, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any share option, share bonus or other share plan or arrangement; provided, however, that the underlying ordinary shares shall continue to be subject to these restrictions and that any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (2) and (b) no shares were sold by the reporting person; (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the lock-up signatory shall remain subject to these restrictions; (4) the conversion of outstanding preferred shares of the Company into ordinary shares, provided that any such shares received upon such conversion shall be subject to these restrictions; (5) the transfer of the lock-up signatory’s Lock-Up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (g) above, and (6) the transfer of Lock-Up Securities to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the lock-up signatory and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the lock-up signatory and/or its affiliates, provided that any such pledgee or other party shall, upon foreclosure on the pledged Lock-Up Securities, execute and deliver to the Company an agreement in the same form of agreement as the lock-up signatory executed and delivered.

Notwithstanding anything to the contrary of the above restrictions, nothing shall prevent the lock-up signatories from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales of Lock-Up Securities under any such 10b5-1 Trading Plan during the Lock-Up Period; provided, however, that any public announcement or filing under the Exchange Act regarding the establishment or amendment of such 10b5-1 Trading Plan shall clearly disclose that no shares shall be disposed by such plan during the duration of the Lock-Up Period.

The lock-up provisions apply to Class A ordinary shares and to securities convertible into or exchangeable or exercisable for Class A ordinary shares. They also apply to Class A ordinary shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZURA.” We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A ordinary shares and pre-funded warrants is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A ordinary shares. However, the representatives may engage in transactions that stabilize the price of the Class A ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our Class A ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of Class A ordinary shares made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A ordinary shares or preventing or retarding a decline in the market price of our Class A ordinary shares. As a result, the price of our Class A ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Ogier (Cayman) LLP will pass upon the validity of the sale of the securities offered hereby for us and matters of Cayman law. Cooley LLP is representing us with respect to legal matters of United States federal securities and New York State law. White & Case LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by WithumSmith+Brown, PC, independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Zura Bio. The address of the SEC website is www.sec.gov.

We maintain a website at www.zurabio.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement and accompanying prospectus is 001-40598. The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025;

●	our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025, August 14, 2025 and November 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on April 17, 2025, May 23, 2025, July 1, 2025, September 30, 2025, October 10, 2025, December 17, 2025, January 2, 2026, January 12, 2026, January 26, 2026 and February 23, 2026, to the extent the information in such reports is filed and not furnished; and

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025 (other than the portions thereof that are furnished and not filed); and

●	the description of our Class A ordinary shares which is contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Zura Bio Limited

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Attn: General Counsel

(702) 825-9872

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

PROSPECTUS

ZURA BIO LIMITED

$300,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

525,000 Class A Ordinary Shares Offered by the Selling Shareholder

From time to time, we may offer and sell up to $300,000,000 in the aggregate of our Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), preferred shares, debt securities, warrants and/or units to purchase any of such securities, described in this prospectus, either individually or in combination with other securities or in units, in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

Dr. Someit Sidhu, the selling shareholder named herein (the “Selling Shareholder”), may offer and sell from time to time up to 525,000 Class A Ordinary Shares, in one or more offerings. All of these Class A Ordinary Shares are outstanding shares held by the Selling Shareholder. We will not receive any proceeds from sales of Class A Ordinary Shares by the Selling Shareholder.

This prospectus provides a general description of the securities we may offer. As may be required, each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A Ordinary Shares are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ZURA”. On September 13, 2024, the last reported sales price of our Class A Ordinary Shares was $3.70 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. In addition, the Selling Shareholder may offer and sell up to 525,000 Class A Ordinary Shares from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 17, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination, either individually or in units, of the securities described in this prospectus in one or more offerings from time to time up to a total aggregate offering price of $300,000,000 through any means described in the section titled “Plan of Distribution.” In addition, the Selling Shareholder may, from time to time, sell up to 525,000 Class A Ordinary Shares in one or more offerings as described in this prospectus.

A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we nor the Selling Shareholder have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We and the Selling Shareholder may only offer to sell, and seek offers to buy, any securities in jurisdictions where offers and sales are permitted.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless otherwise stated, the terms “we,” “us,” “our” and “Zura” refer to Zura Bio Limited, a Cayman Islands exempted company (formerly known, prior to the Business Combination, as JATT Acquisition Corp), or its affiliates.

MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding our financial position, business strategy, our objectives, plans, expectations and assumptions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company and its management thereof and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our expectations regarding our product candidates and their related benefits, and our beliefs regarding competing product candidates and products both in development and approved, may not be achieved;

•	our vision and strategy may not be successful;

•	the timing of key events and initiation of our studies and release of clinical data may take longer than anticipated or may not be achieved at all;

•	expectations regarding the potential general acceptability and maintenance of our product candidates by regulatory authorities, payors, physicians, and patients may not be achieved;

•	we may be unable to attract and retain key personnel;

•	expectations with respect to our future operating expenses, capital requirements and needs for additional financing may not be achieved;

•	we have not completed any clinical trials, and have no products approved for commercial sale;

•	we have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;

•	we may be unable to renew existing contracts or enter into new contracts;

•	we rely on third-party contract development manufacturing organizations for the manufacture of clinical materials;

•	we rely on contract research organizations, clinical trial sites, and other third parties to conduct our preclinical studies and clinical trials;

•	we may be unable to obtain regulatory approval for our product candidates, and there may be related restrictions or limitations of any approved products;

•	we may be unable to successfully respond to general economic and geopolitical conditions;

•	we may be unable to effectively manage growth;

•	we face competitive pressures from other companies worldwide;

•	we may be unable to adequately protect our intellectual property rights;

•	our expectations regarding the use of proceeds from offerings of our securities under this prospectus; and

•	other factors set forth in documents filed, or to be filed, with the SEC.

Additional discussion of the risks, uncertainties and other factors described above, as well as other risks material to our business, can be found in the section titled “Risk Factors” contained elsewhere in this prospectus and in any applicable prospectus supplement, any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other transactions we may execute.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on our forward-looking statements. Forward-looking statements, reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our Class A Ordinary Shares, you should carefully read this entire prospectus, including the information under “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Zura,” “Company,” “we,” “us,” “our” and similar terms prior are intended to refer to Zura Bio Limited and its consolidated subsidiaries, and references in this prospectus to the “Board of Directors” or “Zura Board” are intended to refer to the board of directors of Zura Bio Limited.

Overview

Zura Bio Limited, formerly known as JATT Acquisition Corp, is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. With its experienced leadership team, Zura aims to become a leader in the autoimmune and inflammatory field.

We are currently developing three clinical-stage product candidates to address indications with high unmet needs and significant commercial opportunity.

•	Tibulizumab (ZB-106) is an IgG-scFv bispecific dual-antagonist antibody engineered by the fusion of elements of TALTZ® (ixekizumab) and tabalumab that neutralizes IL-17A and BAFF. These cytokines play pivotal roles in various inflammatory and autoimmune disorders. By targeting IL-17A and BAFF, tibulizumab demonstrates potential in mitigating chronic inflammation while preserving immune system integrity. Three Phase 1/1b clinical studies have been completed with tibulizumab to date, including in participants with rheumatoid arthritis and Sjögren’s syndrome.

•	Crebankitug (ZB-168) is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (IL-7R) alpha. IL-7Rα sits at the nexus of two key immune pathways, IL-7 and thymic stromal lymphopoietin (TSLP), thus IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe crebankitug could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved. Three Phase 1/1b clinical studies have been conducted to date. There are additional IL-7Rα inhibitors under development for conditions like alopecia areata, atopic dermatitis, and ulcerative colitis. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for crebankitug.

•	Torudokimab (ZB-880) is a fully human, high affinity monoclonal antibody that neutralizes IL-33, preventing ST2-dependent and ST2-independent (e.g., RAGE) inflammation. The IL-33/ST2 axis stands as a validated therapeutic target for conditions such as chronic obstructive pulmonary disease (COPD) and asthma. Three Phase 1/2 clinical studies have been conducted to date. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for torudokimab.

The Business Combination

We were originally known as JATT Acquisition Corp. On March 20, 2023 (the “Closing Date”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2 and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

The Business Combination generated approximately $56.7 million in net proceeds. On March 21, 2023, the Company’s Class A Ordinary Shares began trading on the Nasdaq under the symbol “ZURA”.

Stock Exchange Listing

Zura’s Class A Ordinary Shares are currently listed on Nasdaq under the symbol “ZURA”.

Corporate Information

Our principal executive offices are located at Zura’s principal executive offices are located at 1489 W. Warm Springs Road, #110, Henderson, Nevada and our telephone number is (702) 825-9872. Our corporate website address is www.zurabio.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

We will remain as an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of JATT’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.235 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition or operating results could decline due to any of these risks and, as a result, you may lose all or part of your investment. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement or any related free writing prospectus that we may authorized to be provided to you, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government.

We will not receive any of the proceeds from the sale of Class A Ordinary Shares being offered by the Selling Shareholder.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SHARES

We are a company incorporated in the Cayman Islands as an exempted company and our affairs are governed by our Second Amended and Restated Memorandum and Articles of Association (the “MAA”), the Cayman Islands Companies Act and the common law of the Cayman Islands. Pursuant to the MAA, our authorized share capital is $30,100 divided into 300,000,000 Zura Class A Ordinary Shares of a par value of $0.0001 each, no Class B Ordinary Shares of a par value of $0.001 each, and 1,000,000 preference shares of a par value of $0.0001 each. The following description summarizes certain terms of our shares as set out more particularly in the MAA. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of September 3, 2024, we have 63,774,174 Class A Ordinary Shares outstanding. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares eligible to vote for the appointment of directors and voting at the applicable meeting can appoint all of the directors. Subject to the rights of any holders of preference shares to appoint directors, the number of directors that shall constitute the Zura Board shall be as determined from time to time exclusively by the Zura Board.

Directors may only be removed for cause by a majority of the other directors then in office or by the affirmative vote of at least two-thirds (662∕3%) of the voting power of all then-outstanding shares of Zura entitled to vote thereon, voting together as a single class.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights are attached to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Founder Shares

Founder Shares were outstanding JATT Class B Ordinary Shares that automatically converted into Zura Class A Ordinary Shares at the Closing on a one-for-one basis, subject to adjustment. The Founder Shares are henceforth identical to the other Zura Class A Ordinary Shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below and (ii) the Founder Shares are entitled to registration rights.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preference Shares

Our MAA provide that preference shares may be issued from time to time in one or more series. Our Board of Directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors are able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof, and do not expect to have any preference shares outstanding immediately following consummation of the Business Combination. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares were issued or registered in connection with the Business Combination.

Registration Rights

March 2023 A&R Registration Rights Agreement

On March 20, 2023, in connection with and effective upon the consummation of the Business Combination, Zura, the Sponsor and certain other parties entered into the A&R Registration Rights Agreement at the Closing, pursuant to which they agreed to register for resale certain Class A Ordinary Shares and other equity securities that are held by parties thereto from time to time. The A&R Registration Rights Agreement includes customary demand and piggyback registration rights.

With certain limited exceptions, certain of our Class A Ordinary Shares held by parties to the A&R Registration Rights Agreement are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

April 2023 Private Placement

Under the terms of the subscription agreements entered into with the investors (the “2023 Subscribers”) in the April 2023 Private Placement (the “2023 PIPE Subscription Agreements”), the Company agreed to prepare and file, within 45 days after the closing of the April 2023 Private Placement (the “2023 Filing Deadline”), one or more registration statements (each a “2023 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2023 PIPE Shares”) issued under the 2023 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants (the “2023 Pre-Funded Warrants”) issued to purchase up to 3,782,000 Class A Ordinary Shares (the “2023 Warrant Shares”) issued pursuant to the 2023 PIPE Subscription Agreements, and to cause the applicable 2023 PIPE Registration Statement(s) to become effective within a specified period after the 2023 Filing Deadline. The Company also agreed to use its best efforts to keep such 2023 PIPE Registration Statement effective until the earlier of (i) the date all 2023 PIPE Shares and 2023 Warrant Shares held by or issuable to a 2023 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2023 PIPE Shares and 2023 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2023 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2023 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2023 PIPE Subscription Agreements), if applicable). The Company filed the 2023 PIPE Registration Statement and it was declared effective by the SEC on September 14, 2023.

April 2024 Private Placement

Under the terms of the subscription agreements entered into with the investors (the “2024 Subscribers”) in the April 2024 Private Placement (the “2024 PIPE Subscription Agreements”), the Company agreed to prepare and file, within 45 days after the closing of the April 2024 Private Placement (the “2024 Filing Deadline”), one or more registration statements (each a “2024 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2024 PIPE Shares”) issued under the 2024 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the pre-funded warrants (the “2024 Pre-Funded Warrants” and, together with the 2023 Pre-Funded Warrants, the “Pre-Funded Warrants”) issued to purchase up to 18,732,301 Class A Ordinary Shares (the “2024 Warrant Shares”) issued pursuant to the 2024 PIPE Subscription Agreements, and to cause the applicable 2024 PIPE Registration Statement(s) to become effective within a specified period after the 2024 Filing Deadline. The Company also agreed to use its best efforts to keep such 2024 PIPE Registration Statement effective until the earlier of (i) the date all 2024 PIPE Shares and 2024 Warrant Shares held by or issuable to a 2024 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2024 PIPE Shares and 2024 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2024 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2024 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2024 PIPE Subscription Agreements), if applicable). The Company filed the 2024 PIPE Registration Statement on May 24, 2024, which was subsequently declared effective by the SEC on June 3, 2024.

Dividends

We have not paid any cash dividends on our shares to date and do not expect to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our ability to comply with relevant legal requirements as well as our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Zura Board. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our Class A ordinary shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Our Securities

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “ZURA”.

Extraordinary General Meetings of Shareholders

Our MAA provide that the directors, the chief executive officer or the chairman of the Board of Directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than 10% cent in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our MAA provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for election as directors at our annual general meeting, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not less than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if we did not hold an annual general meeting in the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by our Board of Directors with such deadline being a reasonable time before we begin to print and send the related proxy materials. Our MAA also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Authorized but Unissued Shares

Our authorized but unissued Zura Class A Ordinary Shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Zura Class A Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under either the senior indenture or the subordinated indenture that we will enter into with trustee named in the applicable indenture. If we offer senior debt securities, we will issue them under the senior indenture. If we issue subordinated debt securities, we will issue them under the subordinated indenture. We have filed the forms of indentures as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Unless the context requires otherwise, whenever we refer to the indenture, we are referring to the senior indenture or the subordinated indenture, as applicable, and we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Ordinary Shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our Class A Ordinary Shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Provisions Relating only to the Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A Ordinary Shares, preferred shares or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A Ordinary Shares, preferred shares or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase Class A Ordinary Shares or preferred shares, the number of Class A Ordinary Shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase Class A Ordinary Shares or preferred shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We might issue units composed of one or more debt securities, Class A Ordinary Shares, preference shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

SELLING SHAREHOLDER

This prospectus also relates to the possible resale from time to time by the shareholder listed in the table below, Dr. Someit Sidhu, who we refer to in this prospectus as the “Selling Shareholder,” of up to 525,000 Class A Ordinary Shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Dr. Someit Sidhu currently serves as a member of our board of directors.

When we refer to the “Selling Shareholder” in this prospectus, we mean the holder listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the holder’s interests in the Class A Ordinary Shares other than through a public sale.

The table below lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder as of September 3, 2024, without regard to any limitations on exercises, unless otherwise indicated. This information has been obtained from the Selling Shareholder or other public documents filed with the SEC. The applicable percentage ownership of Class A Ordinary Shares is based on approximately 63,774,174 Class A Ordinary Shares issued and outstanding as of September 3, 2024. Information with respect to Class A Ordinary Shares owned beneficially after the offering assumes the sale of all of the Class A Ordinary Shares. The Selling Shareholder may offer and sell some, all or none of his Class A Ordinary Shares, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Shareholder has sole voting and investment power with respect to all Class A Ordinary Shares that he beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Shareholder, the Selling Shareholder is not a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Shareholder’s method of distributing these shares.

	Before Offering			After Offering
Selling Shareholders	Number Beneficially Owned(1)	Percentage of Shares Beneficially Owned	Maximum Number of Shares Offered	Number Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Dr. Someit Sidhu(3)	6,932,128	10.6%	525,000	6,407,128	9.8%

(1)	Consists of (i) 2,859,117 Class A Ordinary Shares held of record by Dr. Sidhu, (ii) 1,700,000 Class A Ordinary Shares issuable pursuant to options exercisable within 60 days of September 3, 2024 held of record by Dr. Sidhu, (iii) 1,186,901 Class A Ordinary Shares held of record by Pegasus LLC (“Pegasus”) and (iv) 1,186,110 Class A Ordinary Shares held of record by JATT Ventures, L.P. a Cayman Islands exempted limited partnership (“JATT L.P.”) Dr. Sidhu is the sole member of Pegasus and the sole director of JATT Ventures, Ltd., which is the sole general partner of JATT L.P., and has voting and dispositive power over the Class A Ordinary Shares held by each of Pegasus and JATT L.P.

(2)	Assumes sale of all Class A Ordinary Shares covered by this prospectus and no further acquisitions of Class A Ordinary Shares by the Selling Shareholder.

(3)	Unless indicated otherwise, the Selling Shareholder’s address is the Company’s address, which is 1489 W. Warm Springs Road, Suite 110, Henderson, NV 89014.

PLAN OF DISTRIBUTION

We or the Selling Shareholder may sell the securities covered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the Selling Shareholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the Selling Shareholder may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or the Selling Shareholder may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the Selling Shareholder may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or the Selling Shareholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or the Selling Shareholder may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our Class A Ordinary Shares and Class C Ordinary Shares, will be new issues of securities, and all securities we offer, other than our Class A Ordinary Shares, will have no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We will not receive any of the proceeds from the sale by the Selling Shareholder of Class A Ordinary Shares. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. In addition to the above-mentioned methods of sale, the Selling Shareholder may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus or an applicable prospectus supplement, provided that the Selling Shareholder meet the criteria and conform to the requirements of those provisions.

In connection with sales of the Class A Ordinary Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell Class A Ordinary Shares short and if the short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the Selling Shareholder may deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with those short sales.

The Selling Shareholder may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell the shares, to the extent permitted by applicable law. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction). Notwithstanding the foregoing, the Selling Shareholder has been advised that it may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our Class A Ordinary Shares made prior to the date of the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by the Selling Shareholder and, if the Selling Shareholder defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus, or an amendment or supplement thereto, under Rule 424(b)(3) or other applicable provision of or under the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Cooley LLP, New York, New York. Ogier (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the Class A Ordinary Shares and matters of Cayman Islands law.

EXPERTS

The financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.zurabio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Our website address is www.zurabio.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and extraordinary shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, and amended by Amendment No. 1 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024, and June 30, 2024, filed with the SEC on August 13, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2024, July 12, 2024, July 25, 2024, August 9, 2024, August 12, 2024 and August 21, 2024 and Current Report on Form 8-K/A filed with the SEC on July 2, 2024; and

•	the description of securities contained in our Registration Statement on Form 8-A filed on July 13, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items), prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Zura Bio Limited

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Attn: General Counsel

(702) 825-9872

ZURA BIO LIMITED

$300,000,000

ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

UNITS

525,000 Class A Ordinary Shares Offered by the Selling Shareholder

PROSPECTUS

September 17, 2024

18,200,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase 1,800,000 Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Leerink Partners	Piper Sandler	Cantor

Lead Manager

Wedbush PacGrow

February 24, 2026